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                                                                    Exhibit 99.1

Tangram Enterprise Solutions
2001 Strategic Business Outlook Conference Call

Date:        May 24, 2001  2:00 p.m. EDT

Speakers:    Norm Phelps, president and CEO
             John Nelli, senior vice president and chief financial officer
             Ron Nabors, senior vice president of worldwide sales and customer care

Operator: Ladies and gentlemen, thank you for standing by and welcome to the Tangram 2001 Strategic Business Outlook Conference Call. At this time, all participants are in a listen only mode. At the conclusion of the company's formal remarks we will conduct a question and answer session. At that time, I will provide instructions on how to ask questions. At the conclusion of the call, an audio replay will be available from Tangram's Web site for 14 days or by dialing 1-800-252-6030, reference code 8934765 until 2:00 p.m. on May 28.

At this time I would like to introduce Mr. John Nelli, chief financial officer for Tangram Enterprise Solutions. Please go ahead Mr. Nelli.

John Nelli: Good afternoon and thank you for joining us today. On the call with me today are Norm Phelps, president and CEO of Tangram, Ron Nabors, senior vice president of worldwide sales and customer care, and Steve Kuekes, senior vice president and chief technology officer. We will be taking questions after our presentation and you may direct your questions to any of those present. The purpose of today's call is three-fold:

First, Norm will present our view of the asset management market space in which Tangram is now an emerging player. He will also present Tangram's strategic vision and market outlook for the remainder of 2001. Finally, Ron will highlight our go-to-market strategy for Enterprise Insight, our new asset management offering.

At this time, I would like to remind all participants that statements made in this conference call regarding expectations of future business, operating results, or other performance factors including any statements regarding strategies of Tangram are forward looking for the purpose of the SEC statutes, including, among others, statements containing the words "believes," "anticipates," "estimates," "expects" and words of similar import. Such forward looking statements relating to expectations about future events or results are based upon information available to management as of today's date and are subject to a number of risks and uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward looking statements. The revenues and earnings of Tangram are subject to a number of factors that make estimating our future operating results extremely uncertain. These factors include general market and economic conditions; weak or slow market acceptance of our products; competition or the future market introduction of a superior asset management offering from a competitor; our ability to capitalize upon the opportunities in the asset management market; unanticipated bugs or other technical problems that may arise during quality assurance

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and testing that may delay the release of Enterprise Insight; the loss of key personnel; and our ability to remain listed on The NASDAQ SmallCap Market. Our ability to achieve our planned business objectives with the Wyzdom purchase involves many risks and uncertainties, including our ability to integrate our existing business and the Wyzdom assets; disruption to our on going business; and difficulty in realizing the potential financial or strategic benefits of the transaction. The risks associated with Tangram's business are discussed in Tangram's Annual Report on Form 10-K for the year ended December 31, 2000, which was filed with the Securities and Exchange Commission in April 2001, and in our subsequent quarterly report on Form 10-Q and our 8-Ks and other filings with the SEC. You are encouraged to read this information carefully. We do not assume any obligation to update any forward looking statements or other information made in this call and these statements are not guarantees of Tangram.

As a reminder, this call is being recorded on May 24, 2001. Replay availability options will be repeated again at the conclusion of the call.

It is my pleasure now to introduce Norm Phelps, president and CEO of Tangram.

Norm Phelps: Thanks John. Once again I would like to welcome all of you and thank you for participating in Tangram's Strategic Business Outlook Conference Call.

Let me start off by addressing the overall purpose of this call, which is to provide you with an understanding of Tangram's strategic business objectives for the remainder of 2001 and beyond. Tangram has as its primary objective to capture a leadership position in the full lifecycle asset management market space.

For those of you who are unfamiliar with lifecycle asset management, let me provide you with a brief definition and perspective on its importance to every organization. IT asset management is the proactive process of controlling technology assets throughout their lifecycle--from procurement, through daily operations, and finally disposal. But, why do business leaders need to manage these assets? Frankly, its because technology is at the core of every strategic business initiative--from e-commerce to customer relationship management to organizational productivity and cost management.

An effective asset management initiative involves both process and technology to
address organizational issues, such as:   asset valuation and depreciation,
streamlining the procurement process, software license compliance, tracking and monitoring lease, maintenance, and other contracts, as well as providing basic data on IT assets. By engaging in an active asset management program, organizations can optimize asset efficiencies, reduce costs associated with IT and related assets, and improve their operating results.

With this basic understanding of what asset management is, let me tell you why Tangram's move into the asset management market space is a natural step forward in our evolution as a company.

 .  Tangram has been in the business of providing enterprise solutions for nearly
   20 years. Since 1996, Tangram has held the leadership position in the asset tracking market with Asset

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   Insight. Given that asset tracking is the first logical step in any full asset management solution, our move into asset management capitalizes on this domain expertise.

 . Secondly, our market research reveals that there is no clear-cut market leader in the asset management space, as measured by customer satisfaction or by successful implementations. The market is frustrated with other vendors' solutions that are overly complex, difficult to deploy, insensitive to customer's unique business pains and priorities, and fail to deliver the promised value.

 . Finally, Dataquest, the market research arm of Gartner Group, estimates that the total US asset management market, including investments in software tools and services, is a $3.6 billion market in 2001. At a projected 20% market growth rate, Dataquest estimates that the market will grow to $4.9 billion, with $4.2 billion in services alone by 2003. These market growth estimates, coupled with our belief that the asset management market is well under-served by the current vendors, clearly indicates that the market holds an encouraging opportunity base.

Let me state once again that Tangram's primary strategic objective is to become a leader in the asset management market. We intend to accomplish this goal in a number of ways:

 .  By leveraging our current leadership position, expertise, and strong customer base in the asset tracking market,
 .  By delivering a phased consultative asset management solution that addresses customer's business pains and priorities,
 . By providing unrivaled customer care, . And by delivering business process re-engineering and implementation services that deliver the promised value.

In October of last year, we began our journey toward becoming an asset management leader. And we knew that we would have to build an offering that addresses the unfulfilled needs of the asset management market. Since that time, we have achieved a number of important milestones. Today, I will highlight 4 of our more significant accomplishments.

 . Accomplishment #1: Most important to the realization of Tangram's goal is the March acquisition of Wyzdom Solutions' asset management technology, which serves as the technological foundation for Enterprise Insight, our recently launched lifecycle asset management solution. Enterprise Insight assists organizations in managing some of their most pressing IT concerns, including lease management, software license compliance, procurement management, contractual management, and financial management. Coupled with Tangram's strategic directive of providing customer-centric phased implementations and business process re-engineering services, Tangram has taken a giant step forward in attaining our goal.

 . Accomplishment #2: Tangram has re-invigorated and refocused its executive management team around the single driving initiative of attaining an asset management leadership position. In the fall of 2000 we brought Ron Nabors on board as our senior vice president of

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   worldwide sales and customer care. Ron-who you will hear from in a moment--
   brings to Tangram his expertise in the consultative sales methodology as well as a strong conviction that providing unmatched customer care is paramount to a company's success. Both of these characteristics--consultative solution selling expertise and a dedication to customer care--are vital to Tangram's go-forward vision and execution.

 . Accomplishment #3: Tangram has retooled and restructured its sales team to be 100% aligned with our strategic objectives. With the guidance of a new vice president of North American sales and a new vice president of customer care, the charter of Tangram's sales organization has evolved from a point-solution sales effort to a customer-centric, business pain-oriented consultative sale. Ron will explain this further in just a moment. But for now, let me say that we have heard time and again from industry analysts and our customers that Tangram's consultative methodology is a welcome change from the impersonal, restrictive, and oftentimes ineffective approach of other asset management vendors.

 . Accomplishment #4: In February, Tangram and Safeguard Scientifics, Tangram's majority shareholder, entered into an agreement to convert $3 million of debt into convertible preferred equity at a conversion price of $2 per share-twice that of the then-traded price of the common stock. We believe that this transaction is a clear example of Safeguard's continued support and confidence in Tangram's go-to-market strategy and ability to execute.

We are pleased with our progress and execution to date. However, just like any other company we recognize that there are challenges ahead of us--one being the current economic slowdown. We are optimistic, however, that the economic downturn will not overly impact our performance. Why? Because during an economic downturn, organizations must maintain tighter control over their expenses while at the same time improve their productivity. We believe that our asset management solutions provide organizations with an avenue for obtaining this strict cost control and realizing optimal asset efficiencies, thereby providing a level of insulation from economic pressures. Our challenge is to properly educate the market on these economic benefits of asset management.

While the first seven months of 2001 will not reflect revenues from our new asset management business offering, we will incur costs associated with the integration of the Wyzdom transaction as well as the expense of preparing our offerings for 3rd quarter customer implementations. Given these expenses and the current market and economic uncertainties, Tangram has implemented precautionary cost control initiatives to augment the company's bottom line, which in Q1 alone eliminated $1 million annualized cost from our expense structure. We believe that these cost containment initiatives, along with our strategy, position us to weather these uncertainties and to drive toward break-even performance by Q3 2001 and a return to profitability by Q4.

With that I will now turn the meeting over to Ron Nabors.

Ron Nabors: Good afternoon everyone. As Norm just told you, there is a valuable opportunity base for Tangram in the asset management market. Tangram's management team and our sales organization are enthusiastic and optimistic that Tangram's strategy will position us to become a

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leading asset management solutions provider. Our sales and customer care teams are positioned to provide the customer-focused services and support that our customers and the market are demanding and we are moving full-steam ahead.

Earlier we told you that DataQuest estimates that the asset management market will hold $4.9 billion of revenue opportunity by 2003. This is a huge market opportunity! And the good news for Tangram is that the competitive landscape is such that Tangram--through the ardent execution of our strategic plan--should be able to take a stronghold position in this rich market, yielding financial rewards for Tangram and our shareholders.

Let me give you a high-level perspective on the asset management competitive landscape. Simply put, there are very few competitive vendors in this market space and the number is steadily dropping. If you look to the industry analysts, you will find that there are only five main vendors that the analysts cover in their research and that among those five there is no clear-cut market leader.

Our research indicates that competitive asset management offerings, as a whole, are not meeting the demands of the market. These competitive offerings are oftentimes overly costly and complex, difficult to implement, do not address the pressing business pains of the customer, and fail to deliver an immediate return on investment as promised. The market is frustrated with these solution providers and customers are demanding asset management solutions that are more in tune with their immediate business pains.

We believe that Tangram's asset management product and services offering address these market demands. Our key differentiators are as follows:

1. First, with Asset Insight, Tangram offers a best-of-breed asset tracking solution to the market. And as we have already mentioned, asset tracking is a critical foundational component for any successful asset management solution. While competitive solutions may incorporate some inventory or repository functionality, the depth of tracking, flexibility of reporting, and decision support capabilities of Asset Insight are above the pack.

2. Secondly, we are confident, and the analysts have confirmed, that Tangram's phased implementation approach is unique in the asset management market. Unlike other vendors who take a hit-and-run product sales approach, Tangram will offer long-term asset management solutions that center around our customers' evolving needs. We highly value complete customer care and as such work closely with every customer to prioritize their asset management requirements, pinpoint the necessary process and technology changes and execute a phased asset management implementation plan that delivers significant value during each step of the deployment. It's this ongoing partnership and personalized support that our customers really want; and it's this customer focus that will clearly differentiate Tangram's services and technology in the market.

3. Tangram's solutions also deliver technological features that are superior to other competitive products. First off, Enterprise Insight is the only fully Web-based asset management solution on the market, offering organizations unsurpassed flexibility in accessing and managing their

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    asset portfolio anytime, anywhere via the Internet. Second, Tangram provides the most highly scalable asset management solutions on the market, allowing tens of thousands of assets to be managed from a single system.

4. Yet another key differentiator for Tangram is the full complement of strategic asset management services that Tangram offers. In addition to a Getting Started Right program for each product, which ensure a quick return and a rewarding customer experience, we also deliver business process re-engineering services through our Best Practices Analysis and Best Practices Implementation offerings. Tangram's Best Practices offerings are unique to the asset management market, once again evidencing Tangram's unmatched commitment to the customer. We anticipate over the next few quarters that these service offerings will become an increasingly larger percentage of our overall sales revenue.

5. We have also recently introduced a new 3-tiered customer support structure that is exclusive to Tangram and augments other customer care initiatives. While basic support includes the traditional phone and web support, our new Value Plus and Premium Value tiers offer a combination of educational Web casts, quarterly technical checkups, yearly onsite business consulting, and additional training opportunities. All tiers of customer support are fee-based, and we anticipate that customer support revenue will increase as a result of top tier support adoption.

The integration of the Wyzdom technology into Tangram's Enterprise Insight is proceeding smoothly, with a beta test program commencing in June of 2001. We are currently involved in intense sales efforts for our asset management offerings, with our first customer availability planned for July of 2001. We believe that we will begin seeing incremental revenue from the Enterprise Insight solution in Q3 2001. Our sales distribution model for the Insight family of products incorporates a balance of direct sales, channel partners, and a telesales group, whose focus is the small and mid-size markets. We are also continuing our efforts to further penetrate the European markets through both direct sales and a cadre of specialized European-based distributors. By end of June, we expect to have 4 new European distributors signed, providing broad coverage throughout Europe.

As with the Enterprise Insight solution, the Getting Started Right and Best Practices service offerings are currently in pre-sales with delivery and revenue recognition scheduled for the Q3 timeframe. Market reaction thus far has been positive from existing customers, prospects, and industry analysts and I anticipate this market enthusiasm to continue to grow, leading to an expected 40-50% growth for this year.

As I close out my prepared remarks, let me leave you with these parting points of conviction:

 . The market opportunities are huge, with the asset management market nearing the $5 billion mark by 2003.

 . Tangram has a clearly differentiated strategy from other vendors in the market, and it's a strategy that has been welcomed by both our customers and the analysts.

 . We have a technological solution that matches up or exceeds any other solution on the market.

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 .  No other vendor offers our high-level of customer care, evidenced by our unique Best Practices and tiered customer support offerings.

 . And, finally, Tangram has the experience base, domain expertise, and seasoned management team that will see us through to market dominance.

Taking all of these factors into consideration I am highly bullish on the future of the company. And this is only the beginning, as we will continue to invest in new products and new services that meet the evolving management needs of the market.

We would now like to open the call to questions.

                            Questions and Responses

Question 1: I noticed some filings today on insider buying. Would you like to comment on whether there will be more insider buying?

Norm Phelps: I think that all of our management team believes in Tangram's future. In fact, Ron, John, and myself have all recently purchased more Tangram stock over the last few weeks--in fact doubling our positions. But with the current market conditions, our individual investments, like everyone else's, have really been impacted. We will continue to buy Tangram stock as our individual financial portfolios permit. That is no indication that we wouldn't like to buy more, but I think we are all suffering from the excesses of the technology bubble we just went through.

Question 2: I noticed that you recently filed for a reverse split. If your shares were to maintain a bid price of $1.00 or more, thereby satisfying NASDAQ's requirements, would the reverse split be negated?

John Nelli: The proposal that we have presented to our shareholders, who will vote on the measure at the upcoming Annual Meeting on June 6, allows the board to abandon the Plan of Recapitalization anytime up to the effective date of the split if we believe that it is in the best interests of the company and our shareholders. When it comes time to make that decision, our board and management team will carefully evaluate the issue based on where the stock price is, the stability of the stock, and overall market conditions. It's hard to answer this with any definitiveness at this point, but those are the factors that we would look at before moving forward.

Norm Phelps: In our conversations with NASDAQ, we need to have our share price above $1.00. We've been bouncing around between $0.50 and $0.85 for some time. Last time I looked today, it was around $0.84. We will not take any action unless we are convinced that it will solve this particular aspect of the NASDAQ issue. When we first proposed the 1-for-4 reverse split, we were down around $0.50 per share. Assuming some deterioration after the split, we want to make sure that we could sustain a share price above $1.00. I've been asked in the past if we get our share price above $1.00 and it stays there, will we go ahead with this? As John

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explained, as the resolution to the shareholders is set up, management and the board have the prerogative of withdrawing the option if we need to.

Question 3: Ron, with the launch of the new product in July, when do you anticipate a ramp on the revenue front? And, do you have any early feedback to give us?

Ron Nabors: We launched the product to our sales organization in April, so discussions with customers and prospects are currently taking place. In that we did launch a bit earlier than our anticipated customer ship date, we do expect Q3 revenue from the product.

As for early feedback, it has been encouraging. We just got back from a Gartner Group Asset Management Conference in San Diego where we made a presentation.
The feedback from both customers and prospects was very encouraging. In fact, Gartner made some very positive comments about Tangram in their presentation. So, all feedback so far has been very positive.

Question 4: With this ramping in Q3, we'll have Q3 and Q4 revenue. Going into next year, do you see an acceleration of the revenue stream, as the new product will be in full gear?

Ron Nabors: Yes, I think you will see the revenue stream becoming more diversified. I think we'll see a better mixture of revenue from the middle and bottom end of the market through our telesales initiatives. I think we'll start seeing a bigger revenue stream from Europe and a revenue stream from our new Enterprise Insight product. Our pipeline for our core product, Asset Insight, is continuing to grow. Our service revenue will also be increasing. I think what you'll be seeing is broader sources for our revenue stream.

Question 5: When we launched Asset Insight years ago, from an outsider looking in, it appears that Tangram's technology was clearly superior. From an asset tracking standpoint, it's best-of-breed. It seemed like it, number one, it was a niche product, and number two, that it was getting beat out by the Tivolis of the world because they are much bigger organizations. Could you comment on what we are doing differently with the launch of the asset management product so that we don't run into these same hurdles again?

Ron Nabors: I think the reasons we got beat are multiple. One thing is that the company chose to market the product exclusively through a channel partner distribution strategy. That is one thing that may have affected the sales results. Another thing to consider is that the glamour surrounding a full scale, complex suite has faded. The market is clearly saying that full scale large suites are difficult to implement, fail in delivering a return on investment, and it is hard to develop the internal resources to support the suites. The market seems to moving toward a more scalable family of products. This plays into our hands like a charm because that is exactly our strategy. I think that the faded glamour of the suites and our past distribution channel are the factors that affected past sales.

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Norm Phelps:  If there are no other questions, we would like to thank you again for joining us today on Tangram's Strategic Outlook Conference Call and we look forward to our next conference call that will cover the Annual Shareholders' Meeting on June 6, 2001. As a reminder, this call is available for replay at Tangram's Web site for 14 days or by dialing 1-800-252-6030, reference 8934765 until 2:00 p.m. on May 28. Thank you again for your time, attention, and continued support.

Operator: Ladies and gentlemen, that concludes the call. Thank you for participating and we now ask that you please disconnect your line. (End of Call)

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